Exhibit 10.1

AMENDED AND RESTATED

AUTOZONE, INC. 2011 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

AutoZone, Inc., a Nevada corporation, (the “Company”), pursuant to its Amended and Restated 2011 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of Restricted Stock Units set forth below (the “RSUs”). This Restricted Stock Unit award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Award Agreement.

Participant:	[ ]

Grant Date:	[ ]

Total RSUs:	[ ]

Vesting Commencement Date:	October 1, [ ]

Dividend Equivalent Rights:	None (unless otherwise determined by the Committee)

Vesting Schedule:

Twenty-five percent (25%) of the total number of RSUs set forth above shall vest on each of the first, second, third and fourth anniversary of the Vesting Commencement Date stated above, subject to the Participant’s continued service through the applicable vesting date.

Notwithstanding anything contained herein to the contrary, if the Participant experiences a Termination of Service (i) by the Company without Cause (as defined below) or (ii) by reason of the Participant’s death or Disability (as defined below), then all of the RSUs subject to this Award shall vest on the date of such Termination of Service.

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By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Unit Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Restricted Stock Unit Award Agreement.

AUTOZONE, INC.: HOLDER:	PARTICIPANT:

By:	By:

Title:	Title:

By:

Title:

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EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

AUTOZONE, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, AutoZone, Inc., a Nevada corporation (the “Company”) has granted to the Participant the number of Restricted Stock Units (the “RSUs”) under the AutoZone, Inc. 2011 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1        Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2        Definitions.

(a)        “Cause” shall mean the willful engagement by Participant in conduct which is demonstrably or materially injurious to the Company, monetarily or otherwise. For this purpose, no act or failure to act by the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

(b)        “Disability” shall mean a determination by the Company that the Participant is “totally disabled,” within its meaning in the Company’s long term disability plan as in effect from time to time.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

2.1        Award of Restricted Stock Units. In consideration of the Participant’s past and/or continued employment with or service to the Company or its Affiliates, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Common Stock into which this Award (as defined below) may be settled, as of the Grant Date, the Company issues to the Participant the Award described in this Agreement (the “Award”). The number of RSUs subject to the Award is set forth in the Grant Notice. The Participant is an Employee or Director of the Company or one of its Affiliates. The Participant’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2.2 hereof. This Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution.

2.2        Vesting; Settlement.

(a)        Forfeiture. Any Award which is not vested as of the date of the Participant’s Termination of Service (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service as set forth in the Grant Notice (if any)) shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, in the event that the Participant is both an Employee and a Director, the Participant shall not be deemed to have incurred a Termination of Service unless and until his or her status as both an Employee and Director has terminated.

(b)        Vesting. Subject to Section 2.2(a), the Award shall vest in accordance with the vesting schedule set forth in the Grant Notice (including fractional numbers of restricted stock units).

(c)        Acceleration of Vesting. Notwithstanding Sections 2.2(a) and 2.2(b) hereof, the vesting of the Award may be accelerated pursuant to Section 13.2 of the Plan, as provided therein. In addition, the Company and Participant acknowledge that the vesting of the Award may be subject to acceleration in the event of a Termination of Service under certain circumstances as set forth in the Grant Notice.

(d)        Settlement. The Participant shall be entitled to settlement of the RSUs subject to this Award at the time that such RSUs vest pursuant to this Section 2.2. Such settlement shall be made as promptly as practicable thereafter (but in no event after the thirtieth day following the applicable vesting date). Any settlement of RSUs granted pursuant to this Award shall be made in Shares through the issuance to the Participant of a stock certificate (or evidence such Shares have been registered in the name of the Participant with the relevant stock agent) for a number of Shares equal to the number of such vested RSUs and Dividend Equivalent Units (as defined below) that may have accrued pursuant to Section 3.1 hereof; provided, that any cash-based dividend equivalent rights granted pursuant to Section 3.1 hereof and any fractional Dividend Equivalent Units shall be paid in cash when (and only if) the RSUs to which they relate are settled.

(e)        Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or settlement of the Award hereunder. In satisfaction of the foregoing requirement with respect to the grant, vesting or settlement of the Award hereunder, unless otherwise determined by the Company, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the such statutory withholding rates for federal, state and/or local tax purposes determined by the Administrator (but in no event to exceed the maximum statutory withholding rates that are applicable to such supplemental taxable income). Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant, vesting or settlement of the Award or the issuance of Shares hereunder.

(f)        Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(i)        The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

(ii)        The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(iv)        The receipt by the Company or its Affiliates of full payment of any applicable withholding tax.

2.3        Consideration to the Company. In consideration of the grant of the Award by the Company, the Participant agrees to render faithful and efficient services to the Company or its Affiliates.

ARTICLE III.

OTHER PROVISIONS

3.1         Dividend Rights. If so provided in the Grant Notice or as otherwise determined by the Committee in its sole discretion (by resolution or otherwise) the Participant may receive dividend equivalent rights in respect of the RSUs covered by this Award at the time of any payment of dividends to stockholders on Shares. If so provided, at the Company’s option, the RSUs will be credited with either (a) additional Restricted Stock Units (the “Dividend Equivalent Units”) (including fractional units) for cash dividends paid on Shares by (i) multiplying the cash dividend paid per Share by the number of RSUs (and previously credited Dividend Equivalent Units) outstanding and unpaid, and (ii) dividing the product determined above by the Fair Market Value of a Share, in each case, on the dividend record date, or (b) a cash amount equal to the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of RSUs (and previously credited Dividend Equivalent Units) outstanding and unpaid as of the dividend record date; provided, that cash-based dividend equivalents shall be credited unless the Administrator affirmatively elects to credit Dividend Equivalent Units. If applicable, the RSUs will be credited with Dividend Equivalent Units for stock dividends paid on Shares by multiplying the stock dividend paid per Share by the number of RSUs (and previously credited Dividend Equivalent Units) outstanding and unpaid on the dividend record date. Each Dividend Equivalent Unit has a value equal to one Share. Each Dividend Equivalent Unit or cash dividend equivalent right will vest and be settled or payable at the same time as the RSU to which such dividend equivalent right relates. For the avoidance of doubt, no dividend equivalent rights shall accrue under this Section 3.1 in the event that any dividend equivalent rights or other applicable adjustments pursuant to Section 13.2 of the Plan provide similar benefits.

3.2        Rights as Stockholder. Except as otherwise provided herein the Participant shall have no rights of a stockholder with respect to the Shares subject to the RSUs until the RSUs vest and such Shares are issued pursuant to the terms hereof.

3.3        Not a Contract of Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.4        Governing Law. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.5        Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.6        Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.7        Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Participant is the Secretary of the Company, then to the Company’s non-executive Chairman of the Board or Lead Director). Any notice to be given to the Participant shall be addressed to him at his home address on record with the Company. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.7. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

3.8        Section 409A. Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the RSUs (including any dividend equivalent rights) to be made to the Participant pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Regulations and this Agreement shall be interpreted consistently therewith. However, under certain circumstances, settlement of the RSUs or any dividend equivalent rights may not so qualify, and in that case, the Administrator shall administer the grant and settlement of such RSUs and any dividend equivalent rights in strict compliance with Section 409A of the Code. Further, notwithstanding anything herein to the contrary, if at the time of a Participant’s termination of employment with the Company and its Affiliates, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s termination of employment with the Company and its Affiliates (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. For purposes of this Agreement, a “termination of employment” shall have the same meaning as “separation from service” under Section 409A of the Code and the Participant shall be deemed to have remained employed so long the Participant has not “separated from service” with the Company, its Affiliates or any of their Successors. Each payment of RSUs (and related dividend equivalent rights) constitutes a “separate payment” for purposes of Section 409A of the Code.

3.9        Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.10        Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11        Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.12        Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

3.13        Data Privacy Consent. As a condition of the grant of the RSUs, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Company or its subsidiaries, and details of all restricted units or other equity awards or other entitlements to shares of common stock awarded, cancelled, exercised, vested or unvested (“Data”). The Participant further understands that the Company and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European economic area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of common stock on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of common stock acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.

3.14    No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the RSUs contemplated hereunder, the Participant expressly acknowledges that

(a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of RSUs is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future grants of restricted stock units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the RSUs is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of restricted stock units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to restricted stock unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.